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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2002 (April 23, 2002)

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-50239	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (812) 962-5000

Item 5. Other Events

        On April 23, 2002, the Board of Directors of Accuride Corporation announced the appointment of Terrence J. Keating as Accuride's President and Chief Executive Officer effective as of May 1, 2002. William P. Greubel, who resigned to join Wabash National Corporation, had previously been serving as Accuride's President and Chief Executive Officer. In the April 23, 2002 press release, Accuride also provided certain information regarding Accuride's anticipated results for the quarter ended March 31, 2002.

        The press release issued by Accuride regarding this matter is filed as Exhibit 99.1 to this Current Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  99.1
  Press Release of Accuride Corporation, dated April 23, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE COPORATION
Date: April 24, 2002	By:	/s/ DAVID K. ARMSTRONG David K. Armstrong Sr. Vice President and General Counsel

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES